Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 257482 on Form S-8 of our report dated March 30, 2022, relating to the financial statements of ATAI Life Sciences N.V., appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

March 30, 2022